Exhibit 21.1

LIST OF SUBSIDIARIES

Of

STARCO BRANDS, INC.

a Nevada corporation

Subsidiary:	Jurisdiction
Whipshots Holdings, LLC	Delaware
Whipshots, LLC	Wyoming